Exhibit 99.1

Blue Ridge Bankshares and FVCBankcorp Mutually Agree to Terminate Merger Agreement

CHARLOTTESVILLE, Virginia and FAIRFAX, Virginia – January 20, 2022 – Blue Ridge Bankshares, Inc. (NYSEAM: BRBS) (“Blue Ridge”), the parent company of Blue Ridge Bank, National Association, and FVCBankcorp, Inc. (NASDAQ: FVCB) (“FVCB”), the parent company of FVCbank, jointly announced today a mutual agreement to terminate their merger agreement, previously announced on July 14, 2021, pursuant to which the companies had agreed to combine in an all-stock merger of equals transaction.

The termination was approved by both companies’ boards of directors after careful consideration of the proposed transaction, the progress made towards completing the merger, and the companies’ ability to fully realize the benefits they expected to achieve through the merger.

In a joint statement, Brian K. Plum, President and Chief Executive Officer of Blue Ridge, and David W. Pijor, Chairman and Chief Executive Officer of FVCB, said, “Our boards of directors mutually concluded after careful consideration that it would not be prudent to continue to pursue the proposed merger of our companies. The termination of the merger agreement positions both companies to focus on the consistent growth and value creation they have each delivered through the years.”

The parties have agreed that each company will bear its own costs and expenses in connection with the terminated transaction, and that neither party will pay any termination fee as a result of the mutual decision to terminate the merger agreement.

About Blue Ridge

Blue Ridge Bankshares, Inc. is the holding company for Blue Ridge Bank, National Association. Blue Ridge, through its subsidiaries and affiliates, provides a wide range of financial services including retail and commercial banking, payroll, insurance, card payments, wholesale and retail mortgage lending, and government-guaranteed lending. Blue Ridge also provides investment and wealth management services and management services for personal and corporate trusts, including estate planning, and trust administration. Visit www.mybrb.com for more information.

About FVCB

FVCBankcorp, Inc. is the holding company for FVCbank, a wholly-owned subsidiary that commenced operations in November 2007. FVCbank is a $2.00 billion asset-sized Virginia-chartered community bank serving the banking needs of commercial businesses, nonprofit organizations, professional service entities, their owners and employees located in the greater Baltimore and Washington D.C., metropolitan areas. FVCbank is based in Fairfax, Virginia, and has 10 full-service offices in Arlington, Fairfax, Manassas, Reston and Springfield, Virginia, Washington D.C., and Baltimore, Bethesda, and Rockville, Maryland.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of Blue Ridge and FVCB. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Blue Ridge’s and FVCB’s current expectations and assumptions regarding Blue Ridge’s and FVCB’s businesses, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect Blue Ridge’s and/or FVCB’s future financial results and performance and could cause the actual results, performance or achievements of Blue Ridge and/or FVCB to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (1) deposit attrition, operating costs, customer losses and other disruptions to the parties’ businesses as a result of the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against Blue Ridge and/or FVCB, (3) reputational risk and potential adverse reactions of Blue Ridge’s and/or FVCB’s customers, suppliers, employees or other business partners, including those resulting from the termination of the merger agreement, (4) general competitive, economic, political and market conditions, (5) other factors that may affect future results of FVCB and/or Blue Ridge including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, and supervisory and other actions of bank regulatory agencies and legislative and regulatory actions and reforms, and (6) the impact of the global COVID-19 pandemic on Blue Ridge’s and/or FVCB’s businesses and/or any of the other foregoing risks.

Except to the extent required by applicable law or regulation, each of Blue Ridge and FVCB disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Blue Ridge, FVCB and factors which could affect the forward-looking statements contained herein can be found in Blue Ridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”), and in FVCB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and its other filings with the SEC.

Blue Ridge Contact Information

Brian K. Plum

President and Chief Executive Officer

(540) 743-6521

FVCB Contact Information

David W. Pijor

Chairman and Chief Executive Officer

(703) 436-3800